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                                                                    EXHIBIT 21.1

                          CENTURA SOFTWARE CORPORATION
                                  SUBSIDIARIES

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NAME OF ENTITY                                                        JURISDICTION OF INCORPORATION
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
Centura Software Asia Pacific Pty Limited                             Australia

Centura Software S.A.R.L.                                             France

Centura Software GmbH                                                 Germany

Centura Hong Kong Limited (dormancy pending)                          Hong Kong

Gupta Hong Kong Limited (dormant)                                     Hong Kong

Centura Software S.R.L.                                               Italy

Centura Software B.V.                                                 The Netherlands (branch
                                                                      offices also located in
                                                                      Belgium and Denmark)

Centura Software GmbH (Austria)                                       Austria

Centura Software Limited                                              United Kingdom

Gupta (UK) Ltd (dormancy pending)                                     United Kingdom

Centura Software A.G.                                                 Switzerland

Centura Software de Mexico, S.A. De C.V.                              Mexico

Centura Software PTE Limited                                          Singapore

Gupta Software Canada, Ltd. (to be dissolved)                         Canada

IS Acquisition Corporation                                            Delaware, United States
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